Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-07969, 333-59735, 333-65919, 333-74669, 333-32788, 333-54078, 333-55032, 333-67342, 333-71936, 333-76638, 333-98321, 333-103040 and 333-117975) pertaining to the amended and restated 1994 Equity Incentive Plan, the 1998 Non-Officer Equity Incentive Plan, the 2000 Non-Officer Equity Incentive Plan, the 401(k) Retirement Plan, the Employee Stock Purchase Plan of Nektar Therapeutics, the Bradford Particle Design plc Share Option Schemes, the Shearwater Corporation 1996 Nonqualified Stock Option Plan, and in the Registration Statements (Form S-3 Nos. 333-36152, 333-53678, 333-54080, 333-108859, 333-120009, 333-68897, 333-67340, 333-108856, 333-130591 ) and in the related Prospectuses, respectively, of our reports dated March 13, 2006, with respect to the consolidated financial statements and schedule of Nektar Therapeutics, Nektar Therapeutics management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Nektar Therapeutics included in this Annual Report Form 10-K for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Palo Alto, California

March 13, 2006